UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 2024

Blue Chip Capital Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-273760	84-3870355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 373, Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 347-629-1990

N/A

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company: ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 23, 2024, the Board of Directors of Blue Chip Capital Group, Inc. (the “Company”) approved the execution of a Letter of Intent with US Petrochemical Industries, Inc. (“US Petrochemical”), a privately owned company based in Houston, TX, a copy of which Letter of Intent was attached as Exhibit 99.1 to the Company’s Form 8-K filed with the SEC on May 29, 2024 (the “Original Letter of Intent”). The Original Letter of Intent provided for the proposed acquisition, via a share exchange, with Laique Rehman, President and sole stockholder of US Petrochemical, contemplating that the Company will enter into a share exchange agreement with Mr. Rehman in consideration for which the Company will acquire 100% of Mr. Rehman’s capital stock in US Petrochemical in exchange for a number of shares of the Company’s securities in an amount to be determined based upon a mutually agreed valuation.

On August 28, 2024, the Company and US Petrochemical entered into a Binding Letter of Intent, a copy of which is attached as Exhibit 99.2 to this Form 8-K/A, providing for the acquisition by the Company of 100% of the capital stock of US Petrochemical for cash consideration of $7,000,000 payable within five months of the date of the Binding Letter of Intent. The Binding Letter of Intent further provides that Mr. Rehman will provide continued services to the Company and US Petrochemical for a period of at least one (1) year following execution of a Definitive Share Exchange Agreement, with compensation to be negotiated between the Company and Mr. Rehman.

The Original Letter of Intent and Binding Letter of Intent both provide that the closing of the Definitive Share Exchange Agreement is subject to the review and approval by the Company of the audited and interim financial statements of US Petrochemical for the fiscal years ended 2022 and 2023 and the interim periods of fiscal 2024, as well as receipt by the Company of necessary documentation and information to conduct its due diligence.

US Petrochemical commenced operations in 1987 and operates worldwide with logistical experience to enhance the quality of areas of business as a leading privately held company engaged in commodities including petrochemicals, petroleum, sulphur and sulphuric acid. Prior to the pandemic, US Petrochemical had gross revenues of in excess of $100,000,000 and still after rebuilding its market after the pandemic, it reached gross revenues of approximately $40,000,000 in 2023. The Company reasonably believes that US Petrochemical can again achieve and perhaps exceed previous gross revenue levels as part of a public company.

Forward-Looking Statements:

Certain information set forth in this Form 8-K/A “forward-looking information”, including “future-oriented financial information” and “financial outlook”, under applicable securities laws (collectively referred to herein as forward-looking statements). Except for statements of historical fact, the information contained herein constitutes forward-looking statements and includes, but is not limited to, the (i) projected financial performance of US Petrochemical; (ii) completion of the share exchange agreement, assuming satisfactory completion by the Company of due diligence; (iii) the potential benefits of US Petrochemical becoming part of a public company, among other forward-looking statements.

These statements are not guarantees of future performance and undue reliance should not be placed on them. Such forward-looking statements necessarily involve known and unknown risks and uncertainties, which may cause actual performance and financial results in future periods to differ materially from any projections of future performance or result expressed or implied by such forward-looking statements.

Although forward-looking statements contained in this Form 8K are based upon what management of the Company believes are reasonable assumptions, there can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The Company undertakes no obligation to update forward-looking statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws. The reader is cautioned not to place undue reliance on forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
99.2	Binding Letter of Intent dated August 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 9, 2024

Blue Chip Capital Group, Inc.

/s/: James C. DiPrima
Name:	James C. DiPrima
Title:	Interim Chief Executive Officer